EXHIBIT 23.02

                        INDEPENDENT ACCOUNTANTS' CONSENT

We consent to the use in the registration statement on Form 10-SB under the Securities and Exchange Act of 1934 of Brooke Corporation, Inc. for the years ended December 31, 2000 and 1999 of our report dated March 2, 2001 insofar as such report relates to the financial statements and schedules of Brooke Corporation for the years ended December 31, 2000 and 1999.

/s/ Summers, Spencer & Cavanaugh, CPAs, Chartered

Summers, Spencer & Cavanaugh, CPAs, Chartered
July 9th, 2001